UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Targeted Genetics Corporation
(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑		No fee required.

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: _______________________________________________________________________________
	(2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-
11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction: _______________________________________________________________________________

	(5)	Total fee paid:
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☐		Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: _______________________________________________________________________________
	(2)	Form, Schedule or Registration Statement No.:
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	(3)	Filing Party:

	(4)	Date Filed: _______

On December 26, 2007, Targeted Genetics Corporation, or Targeted Genetics, mailed the following notice to its shareholders of record as of November 20, 2007 who had not already returned proxies or voted in connection with the special meeting of shareholders scheduled to be held by Targeted Genetics on January 11, 2008. Shareholders of Targeted Genetics are urged to read Targeted Genetics’ definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2007, because it contains important information related to the special meeting.

[Targeted Genetics Corporation Logo]

URGENT NOTICE

AS OF THE DATE OF THIS LETTER,
OUR PROXY SOLICITOR HAS NOT RECEIVED YOUR VOTE

December 26, 2007

Dear Targeted Genetics Shareholder,

Please remember that the Special Meeting of Shareholders of Targeted Genetics is fast approaching and will be held on January 11, 2008.

At the Special Meeting, you are being asked to vote on the following proposals, as is more fully described in the proxy statement described below:

1. An increase in the number of authorized shares of common stock of the Company from 30,000,000 shares to 45,000,000 shares.

2. An increase in the number of authorized shares of preferred stock of the Company from 600,000 shares to 10,000,000 shares.

We will also consider any other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

Your vote is important. Approval of the proposals requires the affirmative vote of the holders of shares representing a majority of the outstanding shares of our common stock. Whether or not you expect to attend the meeting, you are requested to complete, sign and date the enclosed proxy voting instruction form as promptly as possible so that your shares may be represented at the meeting.

Targeted Genetics has a filed a definitive proxy statement in connection with the Special Meeting and has mailed such proxy statement to shareholders. We urge you to read the definitive proxy statement because it contains important information related to the Special Meeting. The definitive proxy statement can be obtained free of charge at the website maintained by the SEC at www.sec.gov. The definitive proxy statement may also be obtained free of charge by contacting Mellon Investor Services at the number that is listed below.

Your prompt response is appreciated. Given the short time frame before the meeting date, you are encouraged to vote your shares by utilizing the toll-free number that is listed below.

We hope to hear from you. If you need assistance in casting your vote, please call Mellon Investor Services (the company’s proxy solicitation agent) at 800-814-0304.

Sincerely,

H. Stewart Parker
President and Chief Executive Officer